EXHIBIT 4.21

                                AGREEMENT BETWEEN
         RECURSOS DE LO ANDES S.A.C., COMPANY'S WHOLLY-OWNED SUBSIDIARY,
                       AND CARLOS MARTIN THOMPSON PALACOOS
                               DATED MAY 11, 2005





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[COPY OF AN  AGREEMENT  CERTIFIED BY A NOTARY,  BEARING THE  NOTARY'S  STAMP AND
INITIALS AND THE STAMP OF THE SOCIETY OF NOTARIES PUBLIC OF LIMA, PERU]


                             NOTARIAL CERTIFIED COPY
                               FREDDY CRUZADO RIOS
                               NOTARY PUBLIC, LIMA


NUMBER SEVEN HUNDRED AND FOURTEEN
Public Deed in respect of the Assignment and Transfer Option of Mining Rights Agreement executed by CARLOS MARTIN THOMPSON PALACIOS in favour of RECURSOS DE LOS ANDES, S.A.C.
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                                  INTRODUCTION

IN THE CITY OF LIMA, PERU, ON THE ELEVENTH DAY OF MAY IN THE YEAR TWO THOUSAND AND FIVE, BEFORE ME, FREDDY SALVADOR CRUZADO RIOS, a Lawyer and Notary Public in and for this Province, bearer of National Identity Document No. 17847136, Tax Roll Number 10173471383, Registered in the Notaries Public Association of Lima under No. 151, with offices located at 844 Comandante Espinar Ave., second floor, Miraflores, Lima, the following parties APPEAR before me acting on their own name and behalf:
CARLOS MARTIN THOMPSON PALACIOS, Peruvian, who identifies himself with National Identity Document No. 09550940, businessman, single, with domicile established for this purpose at No. 1186 Jorge Basadre, San Isidro, Province and Department of Lima; and for the other party RECURSOS DE LOS ANDES S.A.C. identified by Tax Roll Number 20509678325, with domicile established for this purpose at No. 130 Miguel Dasso Street, Suite 207, District of San Isidro, Province and Department of Lima, duly represented by its General Manager, Mr. JAIME MARIO BLAS SOLDI SOLDI, Peruvian, identified with National Identity Document No. 07787342, businessman, married, who intervenes in this act in the performance of the power conferred upon him and registered under 11685520 of the Register of Companies of Lima. I hereby state that I have identified the parties with their respective personal documents, and that they are competent and knowledgeable in the use of the Spanish language and act in the exercise of their civil rights, having the legal capacity, sufficient knowledge and complete freedom to do so; I attest to all of the foregoing as I have posed to them the pertinent questions in accordance with the Notary Public Act. They have submitted to me a duly signed draft agreement so that its contents may be raised to the status of a Public Instrument. This agreement is added to the respective file under number seven hundred and fourteen and literally says:


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MR. NOTARY:

PLEASE ENTER into your Register of Public Deeds, this instrument recording the Agreement and Transfer Option of Mining Rights which is executed by and between Mr. Carlos Martin Thompson Palacios, identified with NID No. 09550940, with domicile established for this purpose at No. 1186 Jorge Basadre, District of San Isidro, Province and Department of Lima; and on the other hand, Recursos de los Andes, S.A.C., identified with Tax Roll No. 20509578325, with domicile established for this purpose at No. 130 Miguel Dasso Street, Suite 207, San Isidro District, Province and Department of Lima, duly represented by its general manager Mr. Jaime Mario Blas Soldi Soldi, Identified with NID No. 07787342, pursuant to the powers conferred upon him as registered under No. 11635520 of the Register of Companies of Lima, who hereinafter shall be referred to as the Owner and Recursos respectively, under the following terms and conditions:

FIRST: The Owner is the registered owner of the mineral mining concessions known as: Paquita 2004, with a surface area of 100 has., INACC(1) Code 01-02330-04 and
B) Paquita Dos 2004, surface area 700 has, INACC Code 01-02331-04. Both concessions are located in the district of Velille, Province of Chumbivilcas, Department of Cusco. The above mentioned concessions are registered under Nos. 11037284 and 11037285 of the Mining Rights Registry of Cusco.

SECOND: By this instrument the parties mutually agree to execute an agreement for the assignment and transfer option of mining rights whereby the Owner grants Recursos a transfer option and exclusively assigns to it the rights the concessions listed in the previous clause, for the purposes of exploration, so that Recursos may proceed to carry out the mining exploration and prospecting activities it deems pertinent and, as a result of such activities, to enable it to purchase the concessions by executing a definitive transfer agreement. By this act, Recursos assumes all the rights and obligations of the Owner, and Recursos shall be solely responsible for the payments that may become due during the effective period of this agreement to maintain effective the mining rights, and must carry out the work in accordance with the prevailing mining safety and health regulations and environmental regulations.

THIRD: The effective term of this agreement is four years counted from the date of execution of this instrument, and such term is mandatory for the Owner and optional for Recursos, who may terminate the agreement at any time, by sending a notarial letter to the Owner to this effect. The parties shall execute and

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(1) INACC -  Instituto  Nacional  de  Concesiones  y Catastro  Minero  (National
Institute of Concessions and Mining Properties) Translator's note.

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formalize  the  respective  termination  agreement  within a  period  of time of fifteen calendar days counted from receipt of said notarial communication. All expenses that may be incurred in the termination process shall be for account of Recursos.

FOURTH:  In  compensation  for the  assignment of mining rights  subject of this agreement, Recursos undertakes to invest the following amounts in the prospecting and exploration work: A) First year, US $50,000.00, B) Second year, US $200,000, C) Third year, US $500,000.00 and D) Fourth year, US $750,000.00.

The Owner authorizes Recursos to invest larger sums than the minimum annual amounts established above. In this case, the excess invested in one year shall be counted as part of the amount agreed upon for the following years. The investments will be audited and/or verified by the Owner.

In respect of the option right, Recursos undertakes to pay the Owner the following sums:

A) US $15,000.00 on the date of execution of this agreement
B) US $20,000.00 on the date of the first anniversary of the effective period of this agreement.
C) US $ 25,000.00 on the date of the second anniversary of the effective period of this agreement.
D) US $40,000.00 on the date of the third anniversary of the effective term of this agreement.
E) US $50,000.00 on the date of the fourth anniversary of the effective term of this agreement.

The amounts indicated above total US $150,000.00 and if Recursos decides not to exercise the transfer option, these amounts are not reimbursable. Should Recursos exercise the option, these amounts will form part of the transfer price.

FIFTH: The parties mutually agree that should Recursos decide to exercise the agreed upon option at any time during the effective term of this agreement, the transfer price of the mining rights is US $150,000.00 plus 4% per annum of the NSR (Net Smelter Return), which the parties expect to be US $1,500,000.00; this amount shall be paid in scaled annual instalments as follows:

A) US $300,000.00, on the date of execution of the transfer agreement
B) US $400,000.00, on the first anniversary of the execution of the transfer agreement;
C) US $400,000.00, on the second anniversary of the execution of the transfer agreement,
D) US $400,000.00, on the third anniversary of the execution of the transfer agreement

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The agreed upon price covers both concessions.
The decision to exercise the option shall be notified to the Owner by a Notarial letter. The parties undertake to execute and formalize the respective Agreement of Transfer of Mining Rights within fifteen days after receiving such notification. All expenses that may arise in this respect shall run for account of Recursos.

SIXTH: The following are grounds for termination of this agreement:

A) Recursos' failure to invest any of the amounts agreed in compensation for the assignment of mining rights, on the indicated dates.
B) Recursos' failure to comply with the payments of the amounts agreed in respect of the option on the mining rights on the indicated dates.
C) Recursos' failure to comply with the obligations established by the Mining Act, without detriment to being also liable for the respective damages and sanctions that may be applicable on the grounds of its performance.

SEVENTH: If the concessions subject of this agreement were terminated by reasons attributable to Recursos, Recursos undertakes to pay, as a penalty, 100% of the amount agreed upon as the price for the transfer of the mining rights. Likewise, if Recursos fails to pay the annual investments agreed upon during the effective period of the assignment of mining rights, Recursos shall be liable for a penalty equivalent to 5% per month of the amount agreed upon for the respective period, until the promised investment is made, or the agreement is rescinded.

EIGHTH: Obvious political instability, localized social conflicts or any other act beyond the will and control of the parties that impedes or hinders the normal development of the prospecting and exploration work that Resources is entitled to carry out under to the terms of this Agreement, shall be deemed to be acts of force majeure. In this case, notwithstanding the suspension of contractual terms, the parties shall meet to determine what steps should be taken, unless Recursos decides to terminate the agreement.

NINTH: Recursos may assign its contractual position under this instrument in favour of a third party, and the sole obligation of such third party is to assume all the rights and obligations that Recursos has assumed under the provisions of this Agreement.

TENTH: Any conflict between the parties regarding the validity, performance, interpretation or application of this Agreement, shall be resolved by arbitration. The arbitration process shall be carried out in Lima, in Spanish, subject to the regulations of the General Law of Arbitration No. 26572.


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For  this  purpose,  the  parties  shall  come  to an  agreement  regarding  the composition of the arbitration panel to which they shall be subject. The arbitration award shall be binding and non-appealable to the parties.

ELEVENTH: This agreement shall become effective on the date it is executed, notwithstanding the date when the parties formalize it and register it in the appropriate register.

Lima, April 11, 2005

[illegible signature] CARLOS MARTIN THOMPSON PALACIOS, OWNER

[illegible signature] for RECURSOS DE LOS ANDES S.A.C. Jaime Soldi Soldi, General Manager. Lawyer who authenticates the draft agreement: Catalina Tomatis Chiappe, License CAL 4649.

                                   CONCLUSION

I hereby certify that this document has been formalized and read to the parties who affirm and ratify its contents; so they said, granted, signed it and stamped their fingerprints: Carlos Martin Thompson Palacios, signed; for Recursos de los Andes, S.A.C., signed Jaime Mario Blas Soldi Soldi, General Manager. This Deed starts on page two thousand thirty three and ends on page two thousand thirty five; the process of having all the parties sign this deed was finalized on the eleventh day of May in the year two thousand and five. I hereby attest to all the above: signed: Carlos Martin Thompson Palacios; for Recursos de los Andes, S.A., signed, Jaime Mario Blas Soldi Soldi, General Manager. Signed: Dr. Freddy Salvador Cruzado Rios, Notary Public. This I attest.



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I HEREBY  CERTIFY that this  instrument is a true copy of the  original,  Public
Deed No. 714, dated 11.05.2005 which is written from page two thousand thirty three three to two thousand thirty five; signed by all the parties and authorized by myself.

Lima, May 11, 2005

I hereby  issue this  certified  copy at the  request of Jaime  Mario Blas Soldi
Soldi

                           [illegible signature]


[Notary's stamp, Notary's Office stamp and Association of Notaries Public Stamp]





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